UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 13, 2007

United Online, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

21301 Burbank Boulevard

Woodland Hills, California 91367

(Address of principal executive offices) (Zip Code)

Telephone: (818) 287-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e). DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Frederic A. Randall, Jr.

Effective August 13, 2007, United Online, Inc. (“UOL”) and Frederic A. Randall, Jr., its Executive Vice President and General Counsel, amended and restated Mr. Randall’s employment agreement dated as of January 27, 2004.  The new agreement extends the term through February 15, 2011 and provides that UOL will assign the agreement to Classmates Media Corporation (“CMC”), a wholly-owned subsidiary of UOL, on the effective date of the initial public offering of securities of CMC (the “IPO”), at which time he will serve as Executive Vice President and General Counsel of CMC.  For purposes of this description, the term “Company” shall mean UOL prior to the effective date of the IPO, and CMC as of the effective date of the IPO.

Pursuant to the agreement, Mr. Randall will receive an annual base salary of $427,000 or such greater amount as may be determined by the Company’s board of directors.  In addition, Mr. Randall will be eligible to receive an annual cash bonus of up to 100% of his annual base salary, based on performance criteria established by the Company’s Board of Directors.

The agreement also provides that on August 15, 2007, Mr. Randall will be awarded restricted stock units covering 210,000 shares of UOL common stock.  The restricted stock units will vest, and the underlying shares will be issued as follows, subject to his continued employment with the Company:  33 1/3% will vest on February 15, 2009, 2010 and 2011.  Following the IPO, in the event UOL ceases to own more than 50% of the total combined voting power of all of CMC’s outstanding securities, and Mr. Randall is at that time employed by CMC, all outstanding UOL equity-based awards held by Mr. Randall will become fully vested.

On the effective date of the IPO, Mr. Randall will be awarded restricted stock units covering a number of shares of CMC Class A Common Stock determined by dividing $2,800,000 by the initial offering price of CMC Class A Common Stock.  The restricted stock units will vest, and the underlying shares will be issued as follows, subject to the executive’s continued employment with CMC:  50% will vest on February 15, 2009 and 2010.

As was generally the case under Mr. Randall’s previous agreement, the new agreement provides that if his employment is terminated without cause or is involuntarily terminated (including a resignation for specified reasons), Mr. Randall will be entitled to a lump sum severance payment equal to three times the value of his annual base salary and a specified bonus amount, subject to his entering into a release of claims against the Company, and a pro rated specified bonus for the year of his termination.  In consideration of the severance payment, Mr. Randall has agreed to not engage in specified competitive business activities for 18 months after the termination of his employment.  If his employment is terminated without cause (other than an involuntary termination), subject to his entering into a release, the vesting of his outstanding restricted stock units and shares of restricted stock will be accelerated by the additional number of units or shares, as applicable, in which he would have been vested at the time of such termination if he had completed an additional 12 months of service (calculated as if such units or shares, as applicable, vest on a monthly basis).  If his employment is involuntarily terminated, subject to his entering into a release, his outstanding restricted stock units and shares of restricted stock will become fully vested, and his outstanding options will remain in effect for a one-year period.  If his employment terminates due to his death or disability, his outstanding equity awards will become fully vested.

To the extent these payments constitute a “parachute payment” under Section 280G of the Internal Revenue Code resulting in the imposition of excise taxes, the Company has agreed to provide Mr. Randall with a full tax gross-up, which will cover those excise taxes and all additional taxes he incurs by reason of such payment.

Gerald J. Popek and Matthew J. Wisk

On August 15, 2007, UOL entered into new employment agreements with Gerald J. Popek, its Executive Vice President and Chief Technology Officer, and Matthew J. Wisk, its Executive Vice President and Chief Marketing Officer.  The term of each agreement extends through August 15, 2010.

Pursuant to their respective agreements, Messrs. Popek and Wisk will receive an annual base salary of $427,000 and $404,000, respectively, or such greater amount as may be determined by UOL’s board of directors.  In addition, Messrs. Popek and Wisk will be eligible to participate in a bonus program for up to 100% of such executive’s annual base salary, based on performance criteria established by UOL’s Board of Directors.

The agreements also provide that on August 15, 2007, each of Messrs. Popek and Wisk will be awarded restricted stock units covering 100,000 shares of UOL common stock.  The restricted stock units will vest, and the underlying shares will be issued, on August 15, 2010, subject to the executive’s continued employment with UOL.

In addition, the agreements provide that if the executive’s employment is terminated without cause or if he resigns for specified reasons, the executive will be entitled to a severance payment equal to the sum of the executive’s annual base salary, a specified bonus amount, and a pro rated specified bonus for the year of termination.  In addition, if the executive’s employment is terminated without cause or he resigns for specified reasons following the end of a fiscal year and prior to the payment of the annual bonus for such preceding fiscal year, the executive will be entitled to the annual bonus he would have received had he remained employed through the bonus payment date.  The severance and bonus payment will be subject to the executive entering into a release of claims against UOL.  The severance payment will be paid monthly over a 12 month period following termination, and during such period, the executive has agreed to not engage in specified competitive business activities.  If the executive’s employment is terminated without cause, he resigns for specified reasons, or his employment is terminated as result of death or disability, the vesting of his outstanding equity awards will be accelerated by the additional number of units or shares, as applicable, in which he would have been vested at the time of such termination if he had completed an additional 12 months of service (calculated as if such units or shares, as applicable, vest on a monthly basis).  If the executive’s employment is terminated without cause or he resigns for specified reasons in connection with, or within 12 months following, a change in control, the vesting of his outstanding equity awards will be accelerated by the additional number of units or shares, as applicable, in which he would have been vested at the time of such termination if he had completed an additional 12 months of service (calculated as if such units or shares, as applicable, vest on a monthly basis) or, if greater, an additional number of units or shares, as applicable, in which he would have been vested at the time of such termination if he had completed an additional period of service equal in duration to the actual period of service completed between the date of the commencement of vesting with respect to such equity awards and the date of termination (calculated as if such units or shares, as applicable, vest on a monthly basis).

The foregoing descriptions of the material terms of the employment agreements of Messrs. Randall, Popek and Wisk do not purport to be complete descriptions of their agreements and are qualified in their entirety by reference to such agreements, which will be filed as exhibits with UOL’s Form 10-Q for the quarterly period ending September 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2007	UNITED ONLINE, INC.
/s/ Mark R. Goldston
Mark R. Goldston
Chairman, President and Chief Executive Officer